FOR IMMEDIATE RELEASE
Contact: Debbie Nalchajian-Cohen
559-222-1322

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE YEAR ENDED DECEMBER 31, 2012

FRESNO, CALIFORNIA…January 31, 2013… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $7,520,000, and diluted earnings per common share of $0.75 for the year ended December 31, 2012, compared to $6,477,000 and $0.63 per diluted common share for the year ended December 31, 2011. Net income increased 16.10%, primarily driven by increases in non-interest income, a decrease in non-interest expense and lower provision for credit losses, partially offset by a decrease in net interest income in 2012 compared to 2011. Non-performing assets decreased $4,739,000 or 32.83% to $9,695,000 at December 31, 2012, compared to $14,434,000 at December 31, 2011. The Company had no OREO as of December 31, 2012 or December 31, 2011. During 2012, the Company’s shareholders’ equity increased $10,183,000, or 9.47%. The growth in shareholders’ equity was driven by net income during the period, an increase in other comprehensive income, and the issuance of common stock from the exercise of stock options. Unaudited consolidated net income for the year was the highest in the Company’s 32 years of operation.
During the year ended 2012, the Company’s total assets increased 4.85%, total liabilities increased 4.18%, and shareholders’ equity increased 9.47% compared to December 31, 2011. Return on average equity (ROE) for the year ended December 31, 2012 was 6.56%, compared to 6.26% for the year ended December 31, 2011. The increase in ROE reflects an increase in net income, notwithstanding an increase in capital from an

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increase in other comprehensive income and an increase in retained earnings. Return on average assets (ROA) was 0.88% and 0.81% for the years ended December 31, 2012 and 2011, respectively. The increase in ROA is due to an increase in net income, notwithstanding an increase in average assets.
During the year ended December 31, 2012, the Company recorded a provision for credit losses of $700,000, compared to $1,050,000 for the year ended December 31, 2011. During the year ended December 31, 2012, the Company recorded $1,963,000 in net loan charge-offs, compared to $668,000 for the year ended December 31, 2011. The net charge-off ratio, which reflects net charge-offs to average loans, was 0.48% for the year ended December 31, 2012, compared to 0.16% for the same period in 2011. The charged off loans were previously identified and adequately reserved for as of December 31, 2011. The Company also recorded OREO related expenses of $78,000 during 2012 compared to $15,000 for the year ended December 31, 2011.
At December 31, 2012, the allowance for credit losses stood at $10,133,000, compared to $11,396,000 at December 31, 2011, a net decrease of $1,263,000. The allowance for credit losses as a percentage of total loans was 2.56% at December 31, 2012, and 2.67% at December 31, 2011. The Company believes the allowance for credit losses is adequate to provide for probable incurred losses inherent within the loan portfolio at December 31, 2012.
Total non-performing assets were $9,695,000, or 1.09% of total assets as of December 31, 2012 compared to $14,434,000 or 1.70% of total assets as of December 31, 2011. Total non-performing assets as of September 30, 2012 were $10,190,000 or 1.15% of total assets.
The following provides a reconciliation of the change in non-accrual loans for 2012.

(Dollars in thousands)	Balances December 31, 2011	Additions to Non-accrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge Offs	Balances December 31, 2012
Non-accrual loans:
Commercial and industrial	$267	$4	$(32)	$(155)	$—	$(84)	$—
Real estate	2,787	294	(312)	(2,175)	—	(381)	213
Equity loans and lines of credit	705	79	(472)	—	—	(75)	237
Consumer	74	73	(4)	—	—	(143)	—
Restructured loans (non-accruing):
Real estate	2,129	425	(82)	(7)	—	(1,103)	1,362
Real estate construction and land development	6,823	—	(535)	—	—	—	6,288
Equity loans and lines of credit	1,649	75	(129)	—	—	—	1,595
Total non-accrual	$14,434	$950	$(1,566)	$(2,337)	$—	$(1,786)	$9,695

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The following provides a summary of the change in the OREO balance for the year ended December 31, 2012:

(Dollars in thousands)	Year Ended December 31, 2012
Balance, Beginning of period	$—
Additions	2,337
Dispositions	(2,349)
Write-downs	—
Net gain on disposition	12
Balance, End of period	$—
The Company’s net interest margin (fully tax equivalent basis) was 4.21% for the year ended December 31, 2012, compared to 4.63% for the year ended December 31, 2011. The decrease in net interest margin in the period-to-period comparison resulted primarily from a decrease in the yield on the Company’s investment portfolio partially offset by a decrease in the Company’s cost of funds. For the year ended December 31, 2012, the effective yield on total earning assets decreased 58 basis points to 4.46% compared to 5.04% for the year ended December 31, 2011, while the cost of total interest-bearing liabilities decreased 21 basis points to 0.37% compared to 0.58% for the year ended December 31, 2011. The cost of total deposits decreased 16 basis points to 0.23% for the year ended December 31, 2012, compared to 0.39% for the year ended December 31, 2011. For the year ended December 31, 2012, the amount of the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased $68,883,000 or 22.97% compared to the year ended December 31, 2011. The effective yield on average investment securities decreased to 2.77% for the year ended December 31, 2012, compared to 3.33% for the year ended December 31, 2011. The decrease in yield in the Company’s investment securities during 2012 resulted primarily from the purchase of lower yielding investment securities. Total average loans, which generally yield higher rates than investment securities, decreased $23,251,000, from $428,291,000 for the year ended December 31, 2011 to $405,040,000 for the year ended December 31, 2012. The effective yield on average loans decreased to 6.06% for the year ended December 31, 2012, compared to 6.32% for the year ended December 31, 2011. Net interest income before the provision for credit losses for the year ended December 31, 2012 was $29,937,000, compared to $31,357,000 for the year ended December 31, 2011, a decrease of $1,420,000 or 4.53%. Net interest income decreased as a result of these yield changes and an increase in interest-bearing liabilities, partially offset by an increase in average earning assets.

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Total average assets for the year ended December 31, 2012 were $853,078,000 compared to $800,178,000, for the year ended December 31, 2011, an increase of $52,900,000 or 6.61%. Total average loans were $405,040,000 for the year ended 2012, compared to $428,291,000 for the same period in 2011, representing a decrease of $23,251,000 or 5.43%. Total average investments, including deposits in other banks and Federal funds sold, increased to $368,818,000 for the year ended December 31, 2012, from $299,935,000 for the year ended December 31, 2011, representing an increase of $68,883,000 or 22.97%. Total average deposits increased $41,812,000 or 6.17% to $719,601,000 for the year ended December 31, 2012, compared to $677,789,000 for the year ended December 31, 2011. Average interest-bearing deposits increased $6,527,000, or 1.32%, and average non-interest bearing demand deposits increased $35,285,000, or 19.36%, for the year ended December 31, 2012, compared to the year ended December 31, 2011. The Company’s ratio of average non-interest bearing deposits to total deposits was 30.23% for the year ended December 31, 2012, compared to 26.89% for the year ended December 31, 2011.
Non-interest income for the year ended December 31, 2012 increased $971,000 to $7,242,000, compared to $6,271,000 for the year ended December 31, 2011, driven primarily by an increase of $1,341,000 in net realized gains on sales and calls of investment securities, and a $357,000 increase in loan placement fees, partially offset by a decrease of $603,000 in gains on the sale of other real estate owned, and a $129,000 decrease in service charge income. The net gain realized on sales and calls of investment securities was the result of a partial restructuring of the investment portfolio designed to improve the future performance of the portfolio.
Non-interest expense for the year ended December 31, 2012 decreased $966,000, or 3.42%, to $27,274,000 compared to $28,240,000 for the year ended December 31, 2011, primarily due to decreases in occupancy and equipment expenses of $217,000, advertising fees of $177,000, amortization of core deposit intangibles of $214,000, legal fees of $150,000, salaries and employee benefits of $165,000, and regulatory assessments of $193,000, partially offset by increases in other real estate owned expenses of $63,000 and merger-related expenses of $284,000.
The Company recorded an income tax expense of $1,685,000 for the year ended December 31, 2012, compared to $1,861,000 for the year ended December 31, 2011. The effective tax rate for 2012 was 18.31% compared to 22.32% for the year ended December 31, 2011.

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In December 2012, the Company entered into a definitive merger agreement to acquire Visalia Community Bank and is in the process of filing the required regulatory applications with federal and state banking regulators and a securities registration statement with the Securities and Exchange Commission. The Company anticipates it will receive regulatory approvals and expects to complete the merger near the end of the second quarter of 2013. During the year ended December 31, 2012, the company recorded $284,000 in merger-related expenses as a part of non-interest expense.
Quarter Ended December 31, 2012
For the quarter ended December 31, 2012, the Company reported unaudited consolidated net income of $1,642,000 and diluted earnings per common share of $0.16, compared to $1,708,000 and $0.17 per diluted share, for the same period in 2011. The decrease in net income during the fourth quarter of 2012 compared to the same period in 2011 is primarily due to decreases in net interest income and an increase in non-interest expense, partially offset by an increase in non-interest income.
Annualized return on average equity for the fourth quarter of 2012 was 5.56%, compared to 6.41% for the same period of 2011. This decrease is reflective of a decrease in net income and an increase in capital. Annualized return on average assets was 0.74% for the fourth quarter of 2012 compared to 0.81% for the same period in 2011. This decrease is due to a decrease in net income and an increase in average assets.
In comparing the fourth quarter of 2012 to the fourth quarter of 2011, average total loans decreased $25,735,000, or 6.15%. During the fourth quarter of 2012, the Company recorded $200,000 in provision for credit losses, compared to $300,000 for the same period in 2011. During the fourth quarter of 2012, the Company recorded $281,000 in net loan charge-offs compared to $66,000 in net loan recoveries for the same period in 2011. The net charge-off ratio, which reflects annualized net charge-offs (recoveries) to average loans, was 0.29% for the quarter ended December 31, 2012 compared to (0.06)% for the quarter ended December 31, 2011.
The following provides a reconciliation of the change in non-accrual loans for the quarter ended December 31, 2012.

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(Dollars in thousands)	Balances September 30, 2012	Additions to Non-accrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge Offs	Balances December 31, 2012
Non-accrual loans:
Real estate	$510	$—	$(297)	$—	$—	$—	$213
Equity loans and lines of credit	239	—	(2)	—	—	—	237
Restructured loans (non-accruing):
Real estate	1,386	—	(24)	—	—	—	1,362
Real estate construction and land development	6,428	—	(140)	—	—	—	6,288
Equity loans and lines of credit	1,627	—	(32)	—	—	—	1,595
Total non-accrual	$10,190	$—	$(495)	$—	$—	$—	$9,695
The Company had no OREO transactions recorded during the quarter ended December 31, 2012.
Average total deposits for the fourth quarter of 2012 increased $28,846,000 or 4.03% to $744,072,000 compared to $715,226,000 for the same period of 2011.
The Company’s net interest margin (fully tax equivalent basis) decreased 55 basis points to 3.95% for the quarter ended December 31, 2012, from 4.50% for the quarter ended December 31, 2011. Net interest income, before provision for credit losses, decreased $827,000 or 10.32% to $7,189,000 for the fourth quarter of 2012, compared to $8,016,000 for the same period in 2011. The decreases in net interest margin and in net interest income are primarily due to a decrease in the yield on interest-earning assets and a decrease in average loan balances. Over the same periods, the cost of total deposits decreased 15 basis points to 0.17% compared to 0.32% in 2011.
Non-interest income increased $498,000 or 37.42% to $1,829,000 for the fourth quarter of 2012 compared to $1,331,000 for the same period in 2011. The fourth quarter of 2012 non-interest income included $352,000 in net realized gains on sales and calls of investment securities compared to $49,000 for the same period in 2011. Loan placement fees increased $134,000 during the fourth quarter of 2012, compared to the same period in 2011. Non-interest expense increased $185,000 or 2.72% for the same periods mainly due to increases in salaries and employee benefits of $110,000 and merger-related expenses of $284,000, partially offset by decreases in amortization of core deposit intangible expense, advertising expense, data processing expense and occupancy expense.
“The Company achieved its highest earnings mark in 32 years of operation for the full 2012 year. The fourth quarter of 2012 showed consistent earnings due to an increase in non-interest income from securities called/sold and from loan placement fees. This along with continued asset quality improvement highlights the safety and financial

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strength of our company,” stated Daniel J. Doyle, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.
“Gross loans decreased during the quarter as a result of customer paydowns. The market for loans continues to experience competitive pricing and terms. We are seeing some increase in loan commitments, but reduced usage on lines of credit due to economic uncertainty has impacted our business borrowers and the profitability of many of our agriculture-related borrowers.”
“During the fourth quarter, we announced the pending merger with Visalia Community Bank which has four full-service offices in Visalia and one branch in Exeter. We believe adding these offices, their professional employees and customers to our current structure will provide a long-term benefit to the growth and profitability of our company. The transaction, which is expected to close in the second quarter of 2013, is subject to customary closing conditions, including regulatory approvals and approval by Visalia Community Bank’s shareholders,” concluded Doyle.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank currently operates 17 full service offices in Clovis, Fresno, Kerman, Lodi, Madera, Merced, Modesto, Oakhurst, Prather, Sacramento, Stockton, and Tracy, California. In December 2012, Central Valley Community Bancorp entered into a definitive merger agreement to acquire Visalia Community Bank with four offices in Visalia and one in Exeter, which is expected to be completed during 2013. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Investment services are provided by Investment Centers of America and insurance services are offered through Central Valley Community Insurance Services LLC.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, William S. Smittcamp, Joseph B. Weirick, and Wanda L. Rogers (Director Emeritus).
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2011.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(In thousands, except share amounts)	2012	2011
	(Unaudited)
ASSETS
Cash and due from banks	$22,405	$19,409
Interest-earning deposits in other banks	30,123	24,467
Federal funds sold	428	928
Total cash and cash equivalents	52,956	44,804
Available-for-sale investment securities (Amortized cost of $381,074 at December 31, 2012 and $321,405 at December 31, 2011)	393,965	328,413
Loans, less allowance for credit losses of $10,133 at December 31, 2012 and $11,396 at December 31, 2011	385,185	415,999
Bank premises and equipment, net	6,252	5,872
Bank owned life insurance	12,163	11,655
Federal Home Loan Bank stock	3,850	2,893
Goodwill	23,577	23,577
Core deposit intangibles	583	783
Accrued interest receivable and other assets	11,697	15,027
Total assets	$890,228	$849,023

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$240,169	$208,025
Interest bearing	511,263	504,961
Total deposits	751,432	712,986
Short-term borrowings	4,000	—
Long-term debt	—	4,000
Junior subordinated deferrable interest debentures	5,155	5,155
Accrued interest payable and other liabilities	11,976	19,400
Total liabilities	772,563	741,541
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value, $1,000 per share liquidation preference; 10,000,000 shares authorized, Series C, issued and outstanding: 7,000 shares at December 31, 2012 and December 31, 2011	7,000	7,000
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 9,558,746 at December 31, 2012 and 9,547,816 at December 31, 2011	40,583	40,552
Retained earnings	62,496	55,806
Accumulated other comprehensive income, net of tax	7,586	4,124
Total shareholders’ equity	117,665	107,482
Total liabilities and shareholders’ equity	$890,228	$849,023

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended December 31		For the Twelve Months Ended December 31,
(In thousands, except share and per share amounts)	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$5,665	$6,436	$23,913	$26,098
Interest on deposits in other banks	38	46	108	187
Interest on Federal funds sold	1	1	2	2
Interest and dividends on investment securities:
Taxable	595	1,241	3,289	4,548
Exempt from Federal income taxes	1,275	942	4,508	3,464
Total interest income	7,574	8,666	31,820	34,299
INTEREST EXPENSE:
Interest on deposits	323	586	1,630	2,662
Interest on junior subordinated deferrable interest debentures	25	27	107	100
Other	37	37	146	180
Total interest expense	385	650	1,883	2,942
Net interest income before provision for credit losses	7,189	8,016	29,937	31,357
PROVISION FOR CREDIT LOSSES	200	300	700	1,050
Net interest income after provision for credit losses	6,989	7,716	29,237	30,307
NON-INTEREST INCOME:
Service charges	719	720	2,774	2,903
Appreciation in cash surrender value of bank owned life insurance	100	93	391	382
Loan placement fees	223	89	631	274
Net gain on disposal of other real estate owned	—	7	12	615
Net realized (loss) gain on sale of assets	—	(5)	4	(5)
Net realized gains on sales and calls of investment securities	352	49	1,639	298
Other-than-temporary impairment loss:
Total impairment loss	—	—	—	(31)
Loss recognized in other comprehensive income	—	—	—	—
Net impairment loss recognized in earnings	—	—	—	(31)
Federal Home Loan Bank dividends	25	2	36	9
Other income	410	376	1,755	1,826
Total non-interest income	1,829	1,331	7,242	6,271
NON-INTEREST EXPENSES:
Salaries and employee benefits	3,738	3,628	15,597	15,762
Occupancy and equipment	914	947	3,578	3,795
Regulatory assessments	164	181	652	845
Data processing expense	274	321	1,125	1,178
Advertising	139	187	558	735
Audit and accounting fees	135	154	514	491
Legal fees	67	69	185	335
Merger expenses	284	—	284	—
Other real estate owned	—	4	78	15
Amortization of core deposit intangibles	50	103	200	414
Other expense	1,218	1,204	4,503	4,670
Total non-interest expenses	6,983	6,798	27,274	28,240
Income before provision for income taxes	1,835	2,249	9,205	8,338
PROVISION FOR INCOME TAXES	193	541	1,685	1,861
Net income	$1,642	$1,708	$7,520	$6,477
Net income	$1,642	$1,708	$7,520	$6,477
Preferred stock dividends and accretion	88	86	350	486
Net income available to common shareholders	$1,554	$1,622	$7,170	$5,991
Net income per common share:
Basic earnings per common share	$0.16	$0.17	$0.75	$0.63
Weighted average common shares used in basic computation	9,586,201	9,547,816	9,587,784	9,522,066
Diluted earnings per common share	$0.16	$0.17	$0.75	$0.63
Weighted average common shares used in diluted computation	9,629,300	9,552,043	9,616,413	9,538,662
Cash dividends per common share	$0.05	$—	$0.05	—

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CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
For the three months ended	2012	2012	2012	2012	2011
(In thousands, except share and per share amounts)
Net interest income	$7,189	$7,572	$7,510	$7,666	$8,016
Provision for credit losses	200	—	100	400	300
Net interest income after provision for credit losses	6,989	7,572	7,410	7,266	7,716
Total non-interest income	1,829	2,284	1,471	1,658	1,331
Total non-interest expense	6,983	6,655	6,718	6,918	6,798
Provision for income taxes	193	745	454	293	541
Net income	$1,642	$2,456	$1,709	$1,713	$1,708
Net income available to common shareholders	$1,554	$2,369	$1,622	$1,625	$1,622
Basic earnings per common share	$0.16	$0.25	$0.17	$0.17	$0.17
Weighted average common shares used in basic computation	9,586,201	9,602,473	9,592,045	9,570,297	9,547,816
Diluted earnings per common share	$0.16	$0.25	$0.17	$0.17	$0.17
Weighted average common shares used in diluted computation	9,629,300	9,635,339	9,618,976	9,577,432	9,552,043

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Dec. 31	Sep. 30	Jun. 30,	Mar. 31,	Dec. 31,
As of and for the three months ended	2012	2012	2012	2012	2011
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	2.56%	2.56%	2.45%	2.52%	2.67%
Nonperforming assets to total assets	1.09%	1.15%	1.48%	1.48%	1.70%
Total nonperforming assets	$9,695	$10,190	$12,340	$12,395	$14,434
Net loan charge offs (recoveries)	$281	$(74)	$245	$1,511	$(66)
Net charge offs (recoveries) to average loans (annualized)	0.29%	(0.07)%	0.24%	1.46%	(0.06)%
Book value per share	$11.58	$11.5	$11.08	$10.82	$10.52
Tangible book value per share	$9.05	$8.98	$8.55	$8.28	$7.97
Tangible common equity	$86,505	$86,276	$81,999	$79,422	$76,122
Interest and dividends on investment securities exempt from Federal income taxes	$1,275	$1,118	$1,078	$1,037	$942
Net interest margin (calculated on a fully tax equivalent basis) (1)	3.95%	4.21%	4.33%	4.37%	4.50%
Return on average assets (2)	0.74%	1.14%	0.82%	0.82%	0.81%
Return on average equity (2)	5.56%	8.43%	6.06%	6.19%	6.41%
Tier 1 leverage - Bancorp	10.56%	10.78%	10.70%	10.33%	10.13%
Tier 1 leverage - Bank	10.22%	10.35%	10.60%	10.21%	10.01%
Tier 1 risk-based capital - Bancorp	18.24%	18.27%	17.29%	16.97%	16.20%
Tier 1 risk-based capital - Bank	17.67%	17.56%	17.14%	16.78%	16.02%
Total risk-based capital - Bancorp	19.53%	19.57%	18.58%	18.25%	17.49%
Total risk based capital - Bank	18.96%	18.86%	18.43%	18.06%	17.31%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

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CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

AVERAGE AMOUNTS	For the Three Months Ended December 31		For the Twelve Months Ended December 31,
(Dollars in thousands)	2012	2011	2012	2011
Federal funds sold	$748	$847	$618	$695
Interest-bearing deposits in other banks	41,334	72,624	36,836	73,016
Investments	368,587	275,035	331,364	226,224
Loans (1)	383,051	404,034	394,575	412,969
Federal Home Loan Bank stock	3,850	2,893	3,544	2,958
Earning assets	797,570	755,433	766,937	715,862
Allowance for credit losses	(10,090)	(11,087)	(10,365)	(11,018)
Non-accrual loans	9,967	14,719	10,465	15,322
Other real estate owned	—	70	919	217
Other non-earning assets	87,214	81,952	85,122	79,795
Total assets	$884,661	$841,087	$853,078	$800,178

Interest bearing deposits	$506,586	$514,350	$502,072	$495,545
Other borrowings	9,155	9,155	9,156	10,265
Total interest-bearing liabilities	515,741	523,505	511,228	505,810
Non-interest bearing demand deposits	237,486	200,876	217,529	182,244
Non-interest bearing liabilities	13,263	10,128	9,760	8,738
Total liabilities	766,490	734,509	738,517	696,792
Total equity	118,171	106,578	114,561	103,386
Total liabilities and equity	$884,661	$841,087	$853,078	$800,178

AVERAGE RATES
Federal funds sold	0.30%	0.25%	0.30%	0.29%
Interest-earning deposits in other banks	0.37%	0.25%	0.29%	0.26%
Investments	2.74%	3.88%	3.05%	4.33%
Loans	5.87%	6.32%	6.06%	6.32%
Earning assets	4.14%	4.85%	4.46%	5.04%
Interest-bearing deposits	0.25%	0.45%	0.32%	0.54%
Other borrowings	2.69%	2.77%	2.76%	2.73%
Total interest-bearing liabilities	0.30%	0.49%	0.37%	0.58%
Net interest margin (calculated on a fully tax equivalent basis) (2)	3.95%	4.50%	4.21%	4.63%

(1)	Average loans do not include non-accrual loans.
(2) Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $657 and $485 for the quarters ended December 31, 2012 and 2011, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $2,322 and $1,784 for the year ended December 31, 2012 and 2011, respectively.